Exhibit 99.1                                     For Further Information Contact
                                                  Harry J. Cynkus (404) 888-2922


FOR IMMEDIATE RELEASE




                         ROLLINS, INC. DECLARES DIVIDEND


     ATLANTA, GEORGIA, July 28, 2004: Rollins, Inc., a nationwide consumer services company (NYSE:ROL), at a meeting of the Board of Directors yesterday, declared a regular quarterly dividend of $0.06 per share payable September 10, 2004 to stockholders of record at the close of business August 10, 2004.

     Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiaries, Orkin, Inc. and Western Pest Services, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollins.com.


                                    * * * * *